UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 27, 2015 (April 27, 2015)

NET SAVINGS LINK, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53346
(Commission File No.)

4747-20 Nesconset Highway
Port Jefferson, NY, 11776
(Address of principal executive offices and Zip Code)

(516) 246-6435
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 24, 2015, we entered into an agreement with Pyrotree Inc., a Nevada corporation, engaged in the business of website development, administration and other website services for locations and products to service the growing legalization of the Cannabis industry, to exchange shares of our common and preferred stock for 51% of the total outstanding shares of common stock of Pyrotree, Inc.

ITEM 7.01                        REGULATION FD DISCLOSURE.

Today, our CEO, Steven Baritz, announced the execution of a Stock Exchange Agreement with Pyrotree, Inc., a Nevada corporation.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 27th day of April, 2015.

NET SAVINGS LINK, INC.

BY:	STEVEN BARITZ
Steven Baritz
President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and Director